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                                                                   EXHIBIT 23(d)


                       Consent of KPMG Peat Marwick LLP


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the use of our report dated February 23, 1996, included in Form S-3 of Robotic Vision Systems, Inc. dated January 20, 1998, relating to the statements of operations, changes in stockholders' deficiency, and cash flows of Vanguard Automation, Inc. for the year ended December 31, 1995 and to the reference to our firm under the caption "Experts" in the Registration Statement.


/s/ KPMG PEAT MARWICK LLP



Phoenix, Arizona
January 16, 1998